Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jaguar Health, Inc.

San Francisco, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated August 13, 2024, of our report dated April 1, 2024, relating to the consolidated financial statements of Jaguar Health, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

/s/ RBSM, LLP

RBSM, LLP

RBSM, LLP

101 Larkspur Landing Suite 321

Larkspur, CA

August 13, 2024